THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE ACT, THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS.

PAYMENT OF ALL SUMS DUE UNDER THIS NOTE IS SUBJECT TO SUBORDINATION PROVISIONS SET FORTH IN A JUNIOR SUBORDINATED NOTE AGREEMENT AMONG GENERAL TEXTILES, AMERICAN ENDEAVOUR FUND LIMITED AND LONDON PACIFIC LIFE & ANNUITY COMPANY DATED APRIL 30, 1998. A COPY OF THE JUNIOR SUBORDINATED NOTE AGREEMENT IS ON FILE AT THE CORPORATION'S PRINCIPAL OFFICE.

$8,274,779.94     April 30, 1998

                            JUNIOR SUBORDINATED NOTE

         FOR VALUE RECEIVED, General Textiles, a California corporation (the "Corporation") hereby promises to pay to the order of American Endeavour Fund Limited, or its registered assigns (the "Holder"), the principal sum of eight million two hundred seventy-four thousand seven hundred seventy-nine dollars and ninety-four cents ($8,274,779.94) which shall be due and payable to the Holder, without interest thereon, as follows:

                    ------------------------ ----------------------------------
                    Principal Payment        Percentage of Original
                           Date              Principal Amount to be Paid
                    ------------------------ ----------------------------------
                    ------------------------ ----------------------------------
                    December 31, 1999        5.768644%
                    December 31, 2000        5.768644%
                    December 31, 2001        11.537287%
                    December 31, 2002        11.537287%
                    December 31, 2003        17.305931%
                    December 31, 2004        17.305931%
                    May 28, 2005             30.776276%
                                             ----------
                                             100.000000%
                    ------------------------ ----------------------------------
         All principal and interest (if any), which is not paid prior to May 28, 2005 will be due and payable on that day.

         This Note is one of the "Junior Subordinated Notes" referred to in, and the Holder is entitled to all the rights, preferences and privileges set forth in and other benefits of, that certain Junior Subordinated Note Agreement of even date herewith by and among the Corporation, American Endeavour Fund Limited and London Pacific Life & Annuity Company (the "Junior Subordinated Note Agreement"). Capitalized terms used without definition in this Note shall have the meanings given to them in the Junior Subordinated Note Agreement.

         This Note will not bear interest, except that if any principal amount of this Note is not paid when due, then interest shall accrue on the entire Note outstanding from the date such sum is due until paid at the rate of ten percent (10%) per annum, compounded quarterly, or at the maximum rate permitted by law, whichever is less. Interest will be calculated on the basis of the actual number of days elapsed in a year of 360 days from the last day on which interest was paid (or if no interest has been paid, from the day on which interest began to accrue).

         Each payment with regard to this Note will be made in U.S. Dollars in cash or by wire transfer of funds which are immediately available at the place of payment to the account of the Holder set forth in Attachment 1 to this Note or at any other place of payment that may be designated by the Holder in the manner described in the Note Purchase Agreement at least two Business Days before the day on which the payment is due.

         The Corporation may prepay all or any portion of the principal of this Note at any time without prepayment penalty or premium. If this Note is to be prepaid only in part, this Note shall be surrendered to the Corporation (with, if the Corporation so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation duly executed by, the Holder or its attorney duly authorized in writing), and the Corporation shall execute for the Holder a new Note equal in principal amount to the unprepaid portion of the Note surrendered and identical to the Note surrendered in all other respects.

         The Holder may assign, pledge or transfer all or any portion of this Note or such Holder's rights hereunder to the extent permitted by law, including state and federal securities laws. In the event of any such assignment, pledge or transfer, the assignee of this Note shall, to the extent provided in such assignment, pledge or transfer, be entitled to exercise the rights of a Holder. Upon any transfer of all or any portion of this Note, the Holder shall present this Note to the Corporation, accompanied by an executed form of assignment. The Corporation shall thereupon issue a new Note or Notes to the transferee or transferees having a principal equal to the amount of this Note so transferred, but otherwise in all other respects identical to this Note, and shall issue to the Holder a new Note having a principal equal to the amount of this Note not so transferred, which Note shall otherwise be identical to this Note in all other respects.

         Except as otherwise expressly provided in the Junior Subordinated Note Agreement, the Corporation waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Junior Subordinated Note Agreement. In any action on this Note, the Holder or its assignee need not produce or file the original of this Note, but need only file a photocopy of this Note certified by the Holder or such assignee to be a true and correct copy of this Note.

         The Corporation agrees to pay all costs and expenses, including reasonable attorneys' fees and expenses, expended or incurred by the Holder in connection with the enforcement of this Note, the collection of any sums hereunder, any actions for declaratory relief in any way related to this Note, or the protection or preservation of any rights of the Holder hereunder.

         IN WITNESS WHEREOF, the Corporation has caused this Junior Subordinated Note to be executed by its duly authorized officer as of the date set forth above.

                   GENERAL TEXTILES, a California corporation

                                     By:/s/ Jonathan W. Spatz

                                     Its: Executive Vice President

                                                             Attachment 1

                                Place of Payment

Wire transfer payments should be made to the account of the Holder at:

         Bank:             Bankers Trust New York
         ABA Number:       021001033
         Account Name:     Ansbacher (Jersey) Limited
         Account Number:   0416 3691
         Reference:        American Endeavour Fund, 600809 at David Preddy
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